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                                                                    EXHIBIT 99.3


                         [SMALL LOGO TO BE PLACED HERE]

                          HERITAGE FINANCIAL SERVICES

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ____ __, 1998

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of Heritage Financial Services, Inc., an Illinois corporation (the "Company"), does hereby constitute and appoint RICHARD
T. WOJCIK, FREDERICK J. SAMPIAS AND RONALD P. GROEBE, or any of them, as attorneys and proxies of the undersigned, with power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to vote the Common Shares of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at [Harris Trust and Savings Bank, 111 West Monroe Street, Chicago,] Illinois on ____day, _____ __, 1998 at _:00 _.m. local time, and at any adjournment or postponement thereof, with all powers the undersigned would possess if present, hereby revoking any proxy heretofore given:

                     (Please date and sign on reverse side)

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                               DETACH PROXY CARD



                         [LARGE LOGO TO BE PLACED HERE]
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                                                                    EXHIBIT 99.3

                          HERITAGE FINANCIAL SERVICES

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM NUMBER 1 BELOW. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


1. AGREEMENT AND PLAN OF MERGER: Proposal to approve and adopt Agreement and Plan of Merger dated January 14, 1998, and the merger provided for therein, whereby the Company will be merged with and into First Midwest Acquisition Corporation, and the shareholders of the Company will receive 0.7695 of a share of Common Stock of First Midwest Bancorp, Inc. for each Common Share of the Company, all as set forth in the Proxy Statement for Special Meeting.

                       For    Against   Abstain
                       [_]      [_]       [_]


2. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.


PLEASE DATE, SIGN AND RETURN THIS        DATE:__________________________, 1998
PROXY PROMPTLY
                                         _____________________________________
                                         (Signature(s) of Shareholder(s))

                                         _____________________________________
                                         (Signature(s) of Shareholder(s))

                                         Please date and sign exactly as your
                                         name appears. Joint owners should each
                                         sign. Where applicable, indicate your
                                         official position or representative
                                         capacity.


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                               DETACH PROXY CARD



                         [LARGE LOGO TO BE PLACED HERE]